Leonardo DRS Announces Financial Results for
Third Quarter 2025

•Revenue: $960 million, up 18% year-over-year
•Net Earnings: $72 million, up 26% year-over-year
•Adjusted EBITDA: $117 million, up 17% year-over-year
•Diluted EPS: $0.26, up 24% year-over-year
•Adjusted Diluted EPS: $0.29, up 21% year-over-year
•Bookings: $1.3 billion (book-to-bill ratio of 1.4x)
•Backlog: $8.9 billion, up 8% year-over-year
•Revises 2025 guidance for revenue and Adjusted Diluted EPS
•Dividend: Company declares $0.09 cash dividend per share to be paid on December 2, 2025

ARLINGTON, Va., (BUSINESS WIRE) October 29, 2025 — Leonardo DRS, Inc. (Nasdaq: DRS), a leading provider of advanced defense technologies, today reported financial results for the third quarter 2025, which ended September 30, 2025.

CEO Commentary
“Broad-based customer demand was evident in our exceptional bookings and organic revenue growth in the third quarter. Our year-to-date performance puts us on a solid path to deliver double-digit revenue growth and to execute against our financial commitments for 2025. We are making steady progress on strengthening Germanium supply and remain focused on disciplined program execution throughout the business,” said Bill Lynn, Chairman and CEO of Leonardo DRS.

Summary Financial Results

(In millions, except per share amounts)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	Change	2025	2024	Change
Revenues	$960	$812	18%	$2,588	$2,253	15%

Net Earnings	$72	$57	26%	$176	$124	42%
Diluted WASO	268.426	268.299		268.749	267.357
Diluted Earnings Per Share (EPS)	$0.26	$0.21	24%	$0.65	$0.46	41%

Non-GAAP Financial Measures (1)
Adjusted EBITDA	$117	$100	17%	$295	$252	17%
Adjusted EBITDA Margin	12.2%	12.3%	(10) bps	11.4%	11.2%	20 bps

Adjusted Net Earnings	$78	$64	22%	$195	$149	31%
Adjusted Diluted EPS	$0.29	$0.24	21%	$0.73	$0.56	30%

(1) The company reports its financials in accordance with U.S. generally accepted accounting principles (“GAAP”). Information about the company’s use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with U.S. GAAP, is provided below under “Non-GAAP Financial Measures.”

The company delivered 18% revenue growth in the third quarter 2025. The impressive year-over-year revenue increase was primarily driven by counter UAS, electric power and propulsion, naval network computing and advanced infrared sensing programs.

Adjusted EBITDA growth was spurred on by increased volume and higher profitability on electric power and propulsion programs, namely Columbia Class. However, Adjusted EBITDA margin declined slightly year-over-year as the tailwinds from higher volume and improved Columbia Class program profitability were offset by increased investment in research and development, less favorable mix and less efficient program execution.

Healthy year-over-year growth was evident across bottom-line metrics (net earnings, Adjusted Net Earnings, diluted EPS and Adjusted Diluted EPS) and primarily propelled by higher operational-driven profitability as well as a marginally lower net interest expense.

Cash Flow
Net cash flow provided by operating activities was $107 million for the third quarter. The company’s free cash flow generation was $77 million in the quarter. Both operating and free cash flow generation were greater than the third quarter 2024 due to higher net profitability and a more favorable working capital position. The strong third quarter cash flow performance builds on a pattern of improved year-over-year linearity.

Dividends, Stock Repurchases and Strategic Activity
During the third quarter, the company paid dividends to shareholders totaling approximately $24 million or $0.09 per common share. DRS today announced that its Board of Directors declared a cash dividend of $0.09 per common share payable on December 2, 2025, to shareholders of record on November 18, 2025. Additionally, the company repurchased 247,558 shares of its common stock for approximately $10 million in the third quarter.

In the third quarter, the company made a $15 million investment in Hoverfly Technologies (“Hoverfly”), which designs, develops and manufactures power-tethered unmanned aerial systems and related products. As a result of this incremental investment, DRS increased its stake in Hoverfly to approximately 25%.

Balance Sheet
At quarter end, the balance sheet had $309 million of cash and $194 million of outstanding borrowings under the company’s credit facility, which provides the company with sufficient financial capacity to deploy capital for growth and return capital to shareholders, while maintaining a healthy balance sheet.

Bookings and Backlog

(Dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Bookings	$1,307	$1,051	$3,151	$2,807
Book-to-Bill	1.4x	1.3x	1.2x	1.2x
Backlog	$8,909	$8,264	$8,909	$8,264

The company secured $1.3 billion in new funded bookings in the third quarter. Robust customer demand was evident throughout the business but was most prominent for counter UAS, advanced infrared sensing, naval network computing and electric power and propulsion technologies. Total backlog reached a new record and increased year-over-year by 8% to $8.9 billion.

Segment Results
Advanced Sensing and Computing (“ASC”) Segment

(Dollars in millions)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	Change	2025	2024	Change
Revenues	$580	$533	9%	$1,633	$1,458	12%
Adjusted EBITDA	$64	$64	—%	$164	$160	3%
Adjusted EBITDA Margin	11.0%	12.0%	(100) bps	10.0%	11.0%	(100) bps
Bookings	$757	$685		$1,985	$1,888
Book-to-Bill	1.3x	1.3x		1.2x	1.3x

Customer demand for the company’s differentiated technology offerings in advanced infrared sensing, naval network computing and airborne sensing bolstered ASC quarterly bookings. Revenue growth in the segment was driven by naval network computing, advanced infrared sensing and tactical radar programs. Quarterly Adjusted EBITDA remained consistent however, year-over-year margin decreased due to higher internal research and development investment and less favorable program mix.

Integrated Mission Systems (“IMS”) Segment

(Dollars in millions)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	Change	2025	2024	Change
Revenues	$383	$285	34%	$964	$812	19%
Adjusted EBITDA	$53	$36	47%	$131	$92	42%
Adjusted EBITDA Margin	13.8%	12.6%	120 bps	13.6%	11.3%	230 bps
Bookings	$550	$366		$1,166	$919
Book-to-Bill	1.4x	1.3x		1.2x	1.1x

Robust counter UAS systems demand along with steady electric power and propulsion orders drove third quarter IMS segment bookings. Strong performance across the segment translated into remarkable revenue growth in the third quarter. Adjusted EBITDA growth and margin expansion was primarily caused by a combination of increased volume across the segment and improved electric power and propulsion program profitability.

2025 Guidance

The company’s updated 2025 guidance is specified in the table below:

Measure	Current 2025 Guidance	Prior 2025 Guidance
Revenue	$3,550 million - $3,600 million	$3,525 million - $3,600 million
Adjusted EBITDA	$437 million - $453 million	$437 million - $453 million
Tax Rate	18%	19%
Diluted WASO	269 million	269 million
Adjusted Diluted EPS	$1.07 - $1.12	$1.06 - $1.11

The company does not provide a reconciliation of forward-looking adjusted EBITDA and adjusted diluted EPS, due to the inherent difficulty in forecasting and quantifying the adjustments that are necessary to calculate such non-GAAP measures without unreasonable effort. Material changes to any one of these items could have a significant effect on future GAAP results.

Conference Call
Leonardo DRS management will host a conference call beginning at 9:30 a.m. ET on October 29, 2025 to discuss the financial results for its third quarter 2025.

A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leonardo DRS Investor Relations website (https://investors.leonardodrs.com).

A replay of the conference call will be available on the Leonardo DRS website approximately 2 hours after the conclusion of the conference call.

About Leonardo DRS
Headquartered in Arlington, VA, Leonardo DRS, Inc. is an innovative and agile provider of advanced defense technology to U.S. national security customers and allies around the world. We specialize in the design, development and manufacture of advanced sensing, network computing, force protection, and electric power and propulsion, and other leading mission-critical technologies. Our innovative people are leading the way in developing disruptive technologies for autonomous, dynamic, interconnected, and multi-domain capabilities to defend against new and emerging threats. For more information and to learn more about our full range of capabilities, visit www.LeonardoDRS.com.

Leonardo DRS Contacts

Investors	Media
Steve Vather	Michael Mount
SVP, Investor Relations & Corporate Finance	VP, Communications & Public Affairs
+1 703 409 2906	+1 571 447 4624
stephen.vather@drs.com	mmount@drs.com

Forward-Looking Statements
In this press release, when using the terms the “company”, “DRS”, “we”, “us” and “our,” unless otherwise indicated or the context otherwise requires, we are referring to Leonardo DRS, Inc. This press release contains forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “strives,” “targets,” “projects,” “guidance,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this press release and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial goals, financial position, results of operations, cash flows, prospects, strategies or expectations, the duration and scope of the government shutdown, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if future performance and outcomes are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: disruptions or deteriorations in our relationship with the relevant agencies of the U.S. government, as well as any failure to pass routine audits or otherwise comply with governmental requirements including those related to security clearance or procurement rules, including the False Claims Act; significant delays or reductions in appropriations for our programs and changes in U.S. government priorities and spending levels more broadly; any failure to comply with the proxy agreement with the U.S. Department of Defense; failure to properly contain a global pandemic in a timely manner could materially affect how we and our business partners operate; the effect of inflation on our supply chain and/or our labor costs; our mix of fixed-price, cost-plus and time-and-materials type contracts and any resulting impact on our cash flows due to cost overruns; failure to properly comply with various covenants of the agreements governing our debt could negatively impact our business; our dependence on U.S. government contracts, which often are only partially funded and are subject to immediate termination, some of which are classified, and the concentration of our customer base in the U.S. defense industry; our use of estimates in pricing and accounting for many of our programs that are inherently uncertain and which may not prove to be accurate; our ability to realize the full value of our backlog; our ability to predict future capital needs or to obtain additional financing if we need it; our ability to respond to the rapid technological changes in the markets in which we compete; the effect of global and regional economic downturns and rising interest rates; our ability to meet the requirements of being a public company; our ability to maintain an effective system of internal control over financial reporting; our inability to appropriately manage our inventory; our inability to fully realize the value of our total estimated contract value or bookings; our ability to compete efficiently, including due to U.S. government organizational conflict of interest rules which may limit new contract opportunities or require us to wind down existing contracts; our relationships with other industry participants, including any contractual disputes or the inability of our key suppliers to timely deliver our components, parts or services; preferences for set-asides for minority-owned, small and small disadvantaged businesses could impact our ability to be a prime contractor; any failure to meet our contractual obligations including due to potential impacts to our business from supply chain risks, such as longer lead times and shortages of electronics and other components; any security breach, including any cyber-attack, cyber intrusion, insider threat, or other significant disruption of our IT networks and related systems, as well as any act of terrorism or other threat to our physical security and personnel; our ability to fully exploit or obtain patents or other intellectual property protections necessary to secure our proprietary technology, including our ability to avoid infringing upon the intellectual property of third parties or prevent third parties from infringing upon our own intellectual property; the conduct of our employees, agents, affiliates, subcontractors, suppliers, business partners or joint ventures in which we participate which may impact our reputation and ability to do business; the outcome of litigation, arbitration, investigations, claims, disputes, enforcement actions and other legal proceedings in which we are involved; various geopolitical and economic factors, laws and regulations including the Foreign Corrupt Practices Act, the Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations, recent U.S. tariffs imposed or threatened to be imposed on other countries and any related retaliatory actions taken by such countries, and those that we are exposed to as a result of our international business; our ability to obtain export licenses necessary to conduct certain operations abroad, including any attempts by Congress to prevent proposed sales to certain foreign governments; our ability to attract and retain technical and other key personnel; the occurrence of prolonged work stoppages; the unavailability or inadequacy of our insurance coverage, customer indemnifications or other liability protections to cover all of our significant risks or to pay for material losses we incur; future changes in U.S. tax laws and regulations or interpretations thereof; future changes in the DoD’s budget; certain limitations on our ability to use our net operating losses to offset future taxable income; termination of our leases or our inability to renew our leases on acceptable terms; changes in estimates used in accounting for our pension plans, including with respect to the funding status thereof; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; adverse consequences from any acquisitions such as operating difficulties, dilution and other harmful consequences or any modification, delay or prevention of any future acquisition or investment activity by the Committee on Foreign Investment in the United States; natural disasters or other significant disruptions; our compliance with environmental laws and regulations, and any environmental liabilities that may affect our reputation or financial position; any conflict of interest that may arise because Leonardo US Holding, LLC, our majority stockholder, or Leonardo S.p.A., our indirect majority stockholder, may have interests that are different from, or conflict with, those of our other stockholders, including as a result of any ongoing business relationships Leonardo S.p.A. may have with us, and their significant ownership in us may discourage change of control transactions (our amended and restated certificate of incorporation provides that we waive any interest or expectancy in corporate opportunities presented to Leonardo S.p.A); or our obligations to provide certain services to Leonardo S.p.A., which may divert human and financial resources from our business.

You should read this press release completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this filing, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including those discussed in our latest SEC filings under “Risk Factors” of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, all of which may be viewed or obtained through the investor relations section of our website at www.LeonardoDRS.com, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read the discussion of these factors carefully to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Consolidated Statements of Earnings (Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues	960	812	2,588	2,253
Cost of revenues	(738)	(633)	(1,988)	(1,752)
Gross profit	222	179	600	501
General and administrative expenses	(123)	(98)	(361)	(306)
Amortization of intangibles	(5)	(6)	(16)	(17)
Other operating expenses, net	(1)	—	(1)	(5)
Operating earnings	93	75	222	173
Interest expense, net	(4)	(5)	(7)	(17)
Other, net	(2)	(1)	(3)	(3)
Earnings before taxes	87	69	212	153
Income tax provision	15	12	36	29
Net earnings	$72	$57	$176	$124

Net earnings per share from common stock:
Basic earnings per share	$0.27	$0.22	$0.66	$0.47
Diluted earnings per share	$0.26	$0.21	$0.65	$0.46

Consolidated Balance Sheets (Unaudited)

(Dollars in millions, except per share amounts)	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$309	$598
Accounts receivable, net	327	253
Contract assets	1,054	872
Inventories	404	358
Prepaid expenses	32	27
Other current assets	40	55
Total current assets	2,166	2,163
Noncurrent assets:
Property, plant and equipment, net	477	440
Intangible assets, net	114	132
Goodwill	1,238	1,238
Deferred tax assets	118	120
Other noncurrent assets	132	91
Total noncurrent assets	2,079	2,021
Total assets	$4,245	$4,184
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$24	$25
Accounts payable	342	426
Contract liabilities	440	399
Other current liabilities	276	266
Total current liabilities	1,082	1,116
Noncurrent liabilities:
Long-term debt	326	340
Pension and other postretirement benefit plan liabilities	28	34
Deferred tax liabilities	5	7
Other noncurrent liabilities	156	130
Total noncurrent liabilities	515	511
Stockholders' equity:
Preferred stock, $0.01 par value: 10,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value: 350,000,000 shares authorized; 266,098,028 and 265,064,755 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	5,105	5,194
Accumulated deficit	(2,417)	(2,593)
Accumulated other comprehensive loss	(43)	(47)
Total stockholders' equity	2,648	2,557
Total liabilities and stockholders' equity	$4,245	$4,184

Consolidated Statements of Cash Flows (Unaudited)

(Dollars in millions)	Nine Months Ended
	September 30,
	2025	2024
Operating activities
Net earnings	$176	$124
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	69	68
Deferred income taxes	—	1
Share-based compensation expense	19	16
Other	—	1
Changes in assets and liabilities:
Accounts receivable	(74)	(86)
Contract assets	(182)	(89)
Inventories	(46)	(34)
Prepaid expenses	(5)	(8)
Other current assets	19	6
Other noncurrent assets	13	14
Defined benefit obligations	(6)	(2)
Accounts payable	(80)	(106)
Contract liabilities	41	(20)
Other current liabilities	9	(36)
Other noncurrent liabilities	(12)	(21)
Net cash used in operating activities	($59)	($172)
Investing activities
Capital expenditures	(90)	(56)
Proceeds from sales of assets	—	1
Purchases of investments	(15)	—
Net cash used in investing activities	($105)	($55)
Financing activities
Net decrease in third party borrowings (maturities of 90 days or less)	(1)	(35)
Repayment of third party debt	(9)	(238)
Borrowings of third party debt	—	230
Proceeds from stock issuance	9	13
Repurchases of common stock	(24)	—
Payments of employee taxes withheld from share-based awards	(21)	(4)
Dividends paid	(21)	—
Dividends paid to related party	(51)	—
Other	(7)	(8)
Net cash used in financing activities	($125)	($42)
Effect of exchange rate changes on cash and cash equivalents	—	—
Net decrease in cash and cash equivalents	($289)	($269)
Cash and cash equivalents at beginning of year	598	467
Cash and cash equivalents at end of period	$309	$198

Non-GAAP Financial Measures (Unaudited)
In addition to the results reported in accordance with U.S. GAAP included throughout this document, the company has provided information regarding “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Earnings,” “Adjusted Diluted Earnings Per Share” and “Free Cash Flow” (each, a non-GAAP financial measure).

We believe the non-GAAP financial measures presented in this document will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

We define these non-GAAP financial measures as:

Adjusted EBITDA and Adjusted EBITDA Margin are defined as net earnings before income taxes, interest expense, amortization of acquired intangible assets, depreciation, deal-related transaction costs, restructuring costs and other one-time non-operational events (which include non-service pension expense, legal liability accrual reversals and foreign exchange impacts), then in the case of adjusted EBITDA margin dividing adjusted EBITDA by revenues.

(Dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net earnings	$72	$57	$176	$124
Income tax provision	15	12	36	29
Interest expense, net	4	5	7	17
Amortization of intangibles	5	6	16	17
Depreciation	18	17	53	51
Deal-related transaction costs	—	1	—	5
Restructuring costs	1	—	1	5
Other one-time non-operational events	2	2	6	4
Adjusted EBITDA	$117	$100	$295	$252
Adjusted EBITDA Margin	12.2%	12.3%	11.4%	11.2%

Adjusted Net Earnings and Adjusted Diluted EPS are defined as net earnings excluding amortization of acquired intangible assets, deal-related transaction costs, restructuring costs and other one-time non-operational events (which include non-service pension expense, legal liability accrual reversals and foreign exchange impacts), and the related tax impacts, then in the case of adjusted diluted EPS dividing adjusted net earnings by the diluted weighted average number of shares outstanding (WASO).

(In millions, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net earnings	$72	$57	$176	$124
Amortization of intangibles	5	6	16	17
Deal-related transaction costs	—	1	—	5
Restructuring costs	1	—	1	5
Other one-time non-operational events	2	2	6	4
Tax effect of adjustments (1)	(2)	(2)	(4)	(6)
Adjusted Net Earnings	$78	$64	$195	$149

Per share information
Diluted WASO	268.426	268.299	268.749	267.357

Diluted EPS	$0.26	$0.21	$0.65	$0.46
Adjusted Diluted EPS	$0.29	$0.24	$0.73	$0.56

(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.

Free Cash Flow is defined as the sum of the cash flows provided by (used in) operating activities, transaction-related expenditures (net of tax), capital expenditures and proceeds from sale of assets.

(Dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$107	$59	($59)	($172)
Transaction-related expenditures, net of tax	—	—	—	1
Capital expenditures	(30)	(12)	(90)	(56)
Proceeds from sales of assets	—	1	—	1
Free Cash Flow	$77	$48	($149)	($226)